Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, July 28, 2021

Retail Opportunity Investments Corp. Reports
Second Quarter 2021 Results

San Diego, CA, July 28, 2021 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and six months ended June 30, 2021.

HIGHLIGHTS
▪$16.5 million of net income attributable to common stockholders ($0.14 per diluted share)
▪$31.7 million in Funds From Operations(1) ($0.25 per diluted share)
▪9.6% increase in same-center cash net operating income (2Q‘21 vs. 2Q‘20)
▪96.9% portfolio lease rate at June 30, 2021
▪338,230 square feet of leases executed (record second quarter activity)
▪15.8% increase in same-space cash rents on new leases (3.3% increase on renewals)
▪$61 million grocery-anchored shopping center acquisitions currently lined up
▪$25.8 million property disposition completed
▪$45 million property dispositions currently lined up (exiting Sacramento)
▪$34.8 million of common equity raised through ATM program ($46.1 million YTD)
▪$117 million of capital lined up year-to-date (equity issuance and sale proceeds combined)
▪$48.3 million debt reduction year-to-date (6/30/21 vs. 12/31/20)
▪No borrowings outstanding on unsecured credit facility at June 30, 2021
▪Investment-grade rating reaffirmed by Moody’s and S&P
▪Awarded 2021 Green Lease Leader Gold recognition for ESG initiatives
▪2021 FFO guidance range updated ($0.98 to $1.02 per diluted share)
▪$0.11 per share cash dividend declared
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(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Capitalizing on the strength and appeal of our grocery-anchored portfolio, we had a highly productive and active second quarter. We achieved a new second quarter record in terms of leasing activity, as well as double-digit rent growth on new leases. Additionally, we are moving forward with our investment recycling program. We currently have approximately $132 million of transactions completed or lined up, including approximately $61 million of grocery-anchored shopping center acquisitions and approximately $71 million of property dispositions.” Tanz further commented, “We are heading into the second half of 2021 with excellent momentum and look forward to continuing to advance our business and enhance long-term value.”

FINANCIAL RESULTS SUMMARY

For the three months ended June 30, 2021, GAAP net income attributable to common stockholders was $16.5 million, or $0.14 per diluted share, as compared to GAAP net income attributable to common stockholders of $4.6 million, or $0.04 per diluted share, for the three months ended June 30, 2020. For the six months ended June 30, 2021, GAAP net income attributable to common stockholders was $23.9 million, or $0.20 per diluted share, as compared to GAAP net income attributable to common stockholders of $16.6 million, or $0.14 per diluted share, for the six months ended June 30, 2020.

FFO for the second quarter of 2021 was $31.7 million, or $0.25 per diluted share, as compared to $29.2 million in FFO, or $0.23 per diluted share for the second quarter of 2020. FFO for the first six months of 2021 was $62.7 million, or $0.49 per diluted share, as compared to $66.6 million in FFO, or $0.52 per diluted share for the first six months of 2020. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the second quarter of 2021, same-center net operating income (NOI) was $48.6 million, as compared to $44.4 million in same-center NOI for the second quarter of 2020, representing a 9.6% increase. For the first six months of 2021, same-center NOI increased 1.5% as compared to same-center NOI for the first six months of 2020. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

At June 30, 2021, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.2 billion and approximately $1.3 billion of principal debt outstanding. As of June 30, 2021, 93.6% of ROIC’s principal debt outstanding was unsecured, and no borrowings were outstanding on its $600 million unsecured revolving credit facility. Additionally, ROIC’s interest coverage for the second quarter 2021 was 3.2 times and 94.5% of its portfolio was unencumbered at June 30, 2021, based on GLA.

Year to date, ROIC has issued approximately 2.5 million shares of common stock through its ATM program, raising $46.1 million in gross proceeds, including issuing approximately 1.9 million shares of common stock during the second quarter, and approximately 0.6 million shares to date in the third quarter.

ACQUISITION SUMMARY

ROIC currently has lined up to acquire, in separate transactions, two grocery-anchored shopping centers totaling approximately $61 million, subject to completion of customary due diligence and other closing conditions. One property is located in Northern California and one property is located in Southern California.

DISPOSITION SUMMARY

During the second quarter, ROIC sold one property, located in San Diego, California, for $25.8 million. Additionally, ROIC currently has lined up to sell, in separate transactions, its final two properties in the Sacramento metropolitan area, for approximately $45 million, subject to completion of customary due diligence and other closing conditions.

PROPERTY OPERATIONS SUMMARY

At June 30, 2021, ROIC’s portfolio was 96.9% leased. During the second quarter, ROIC executed 118 leases, totaling 338,230 square feet, including 59 new leases, totaling 116,462 square feet, achieving a 15.8% increase in same-space comparative base rent, and 59 renewed leases, totaling 221,768 square feet, achieving a 3.3% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CASH DIVIDEND

On July 9, 2021, ROIC distributed a cash dividend of $0.11 per share. On July 28, 2021, ROIC’s board of directors declared a cash dividend of $0.11 per share, payable on October 8, 2021 to stockholders of record on September 17, 2021.

2021 FFO GUIDANCE

ROIC currently estimates that FFO for the full year 2021 will be within the range of $0.98 to $1.02 per diluted share, and net income to be within the range of $0.29 to $0.33 per diluted share.

	Year Ended December 31, 2021 (2)
	Initial Guidance (2/23/21)		Updated Guidance (7/28/21)
	Low End	High End	Low End	High End

GAAP net income applicable to stockholders	$21,034	$29,805	$33,695	$38,684
Funds from operations (FFO) – diluted	$120,555	$129,438	$124,950	$130,050

GAAP net income per diluted share	$0.18	$0.25	$0.29	$0.33
FFO per diluted share	$0.95	$1.02	$0.98	$1.02

Key Drivers
General and administrative expenses	$20,000	$19,000	$20,000	$19,000
Straight-line rent	$(500)	$(500)	$500	$500
Amortization of above- and below-market rent	$8,700	$8,700	$8,700	$8,700
Bad debt	$7,000	$3,000	$5,000	$3,000
Acquisitions	$—	$40,000	$61,000	$100,000
Dispositions	$25,800	$25,800	$71,000	$71,000
Common equity raised (gross proceeds)	$—	$—	$46,000	$46,000
Debt reduction (vs. 12/31/20)	$40,000	$—	$49,000	$49,000
Equity proceeds (cash) at year-end	$—	$—	$56,000	$17,000
Same-center cash NOI growth (vs. 2020)	—%	3%	2%	4%
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(2) Data is unaudited, amounts in thousands except per share data.

ROIC’s management will discuss the company’s guidance and underlying assumptions on its July 29, 2021 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, July 29, 2021 at 9:30 a.m. Eastern Time / 6:30 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 3092989. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on July 29, 2021 and will be available until 3:00 p.m. Eastern Time on August 5, 2021. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 3092989. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of June 30, 2021, ROIC owned 87 shopping centers encompassing approximately 10.0 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, Standard & Poor’s, and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2021 (unaudited)	December 31, 2020
ASSETS
Real Estate Investments:
Land	$874,514	$881,872
Building and improvements	2,279,520	2,274,680
	3,154,034	3,156,552
Less: accumulated depreciation	491,063	460,165
	2,662,971	2,696,387
Mortgage note receivable	4,917	4,959
Real Estate Investments, net	2,667,888	2,701,346
Cash and cash equivalents	45,033	4,822
Restricted cash	1,978	1,814
Tenant and other receivables, net	55,733	58,756
Deposits	500	—
Acquired lease intangible assets, net	45,992	50,110
Prepaid expenses	1,668	4,811
Deferred charges, net	23,597	25,655
Other assets	17,170	17,296
Total assets	$2,859,559	$2,864,610

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,706	$298,524
Credit facility	—	48,000
Senior Notes	944,438	943,655
Mortgage notes payable	85,988	86,509
Acquired lease intangible liabilities, net	119,796	125,796
Accounts payable and accrued expenses	31,343	17,687
Tenants’ security deposits	6,679	6,854
Other liabilities	42,975	46,426
Total liabilities	1,529,925	1,573,451

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 120,806,366 and 118,085,155 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	12	12
Additional paid-in capital	1,539,263	1,497,662
Dividends in excess of earnings	(291,839)	(289,309)
Accumulated other comprehensive loss	(6,133)	(8,812)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,241,303	1,199,553
Non-controlling interests	88,331	91,606
Total equity	1,329,634	1,291,159
Total liabilities and equity	$2,859,559	$2,864,610

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Rental revenue	$70,114	$65,734	$139,018	$139,931
Other income	616	818	899	1,493
Total revenues	70,730	66,552	139,917	141,424

Operating expenses
Property operating	10,766	9,286	21,325	19,890
Property taxes	8,332	8,766	16,938	16,755
Depreciation and amortization	23,507	24,114	46,547	48,392
General and administrative expenses	5,232	3,929	9,607	7,873
Other expense	331	296	484	360
Total operating expenses	48,168	46,391	94,901	93,270

Gain on sale of real estate	9,460	—	9,460	—

Operating income	32,022	20,161	54,476	48,154
Non-operating expenses
Interest expense and other finance expenses	(14,337)	(15,125)	(28,817)	(29,982)
Net income	17,685	5,036	25,659	18,172
Net income attributable to non-controlling interests	(1,201)	(389)	(1,760)	(1,523)
Net Income Attributable to Retail Opportunity Investments Corp.	$16,484	$4,647	$23,899	$16,649

Earnings per share – basic and diluted	$0.14	$0.04	$0.20	$0.14

Dividends per common share	$0.11	$—	$0.22	$0.20

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to ROIC	$16,484	$4,647	$23,899	$16,649
Plus: Depreciation and amortization	23,507	24,114	46,547	48,392
Less: Gain on sale of real estate	(9,460)	—	(9,460)	—
Funds from operations – basic	30,531	28,761	60,986	65,041
Net income attributable to non-controlling interests	1,201	389	1,760	1,523
Funds from operations – diluted	$31,732	$29,150	$62,746	$66,564

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87			87	87
Same-center occupancy	96.9%	97.0%		(0.1)%	96.9%	97.0%		(0.1)%

Revenues:
Base rents	$50,534	$51,313	$(779)	(1.5)%	$100,860	$102,909	$(2,049)	(2.0)%
Percentage rent	(9)	120	(129)	(107.5)%	173	213	(40)	(18.8)%
Recoveries from tenants	16,699	16,608	91	0.5%	33,663	33,762	(99)	(0.3)%
Other property income	444	413	31	7.5%	554	801	(247)	(30.8)%
Bad debt	152	(5,680)	5,832	(102.7)%	(1,352)	(6,156)	4,804	(78.0)%
Total Revenues	67,820	62,774	5,046	8.0%	133,898	131,529	2,369	1.8%
Operating Expenses
Property operating expenses	10,916	9,806	1,110	11.3%	21,668	20,900	768	3.7%
Property taxes	8,272	8,601	(329)	(3.8)%	16,762	16,573	189	1.1%
Total Operating Expenses	19,188	18,407	781	4.2%	38,430	37,473	957	2.6%
Same-Center Cash Net Operating Income	$48,632	$44,367	$4,265	9.6%	$95,468	$94,056	$1,412	1.5%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating income	$32,022	$20,161	$54,476	$48,154
Depreciation and amortization	23,507	24,114	46,547	48,392
General and administrative expenses	5,232	3,929	9,607	7,873
Other expense	331	296	484	360
Gain on sale of real estate	(9,460)	—	(9,460)	—
Straight-line rent	(294)	(319)	(312)	(230)
Amortization of above- and below-market rent	(2,214)	(2,522)	(4,446)	(8,000)
Property revenues and other expenses (1)	(61)	(99)	(190)	(249)
Total Company cash NOI	49,063	45,560	96,706	96,300
Non same-center cash NOI	(431)	(1,193)	(1,238)	(2,244)
Same-center cash NOI	$48,632	$44,367	$95,468	$94,056

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-677-0900
arubino@roireit.net